APPENDIX A

                                           Definitions


         "A-1 Note"  means  any  of  the  Issuer's 6.178% Class A-1 Asset Backed
Notes.

         "A-1 Note Final Scheduled Maturity Date" means April 9, 2001 Payment Date.

         "A-1 Note Rate" means 6.178% per annum, computed on the basis of actual days elapsed and a 360-day year.

         "A-1 Noteholders" means the holders of record of the A-1 Notes.

         "A-2  Note"  means any of the  Issuer's  6.80%  Class A-2 Asset  Backed
Notes.

         "A-2 Note Final Scheduled Maturity Date" means the August 2003 Payment Date.

         "A-2 Note Rate" means 6.80% per annum, computed on the basis of a 360-day year of twelve 30-day months.

         "A-2 Noteholders" means the holders of record of the A-2 Notes.

         "A-3  Note"  means any of the  Issuer's  7.14%  Class A-3 Asset  Backed
Notes.

         "A-3 Note Final Scheduled Maturity Date" means the August 2004 Payment Date.

         "A-3 Note Rate" means 7.14% per annum, computed on the basis of a 360-day year of twelve 30-day months.

         "A-3 Noteholders" means the holders of record of the A-3 Notes.

         "A-4  Note"  means any of the  Issuer's  7.34%  Class A-4 Asset  Backed
Notes.

         "A-4 Note Final Scheduled Maturity Date" means the February 2007 Payment Date.

         "A-4 Note Rate" means 7.34% per annum, computed on the basis of a 360-day year of twelve 30-day months.

         "A-4 Noteholders" means the holders of record of the A-4 Notes.

         "Act" is defined in Section 11.3(a) of the Indenture.

         "Administration Agreement" means the Administration Agreement, dated as of March 1, 2000, among the Administrator, the Issuer and the Indenture Trustee.

         "Administration Fee" means the fee payable to the Administrator pursuant to Section 3 of the Administration Agreement.

         "Administrator" means Case Credit Corporation, a Delaware corporation, or any successor Administrator under the Administration Agreement.

         "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The term "Affiliated" has a correlative meaning.

         "Amount Financed" with respect to a Receivable (including an NH Receivable) means the amount advanced under such Receivable toward the purchase price of the Financed Equipment and any related costs, including the Termination Value, and any insurance financed thereby.

         "Annual Percentage Rate" or "APR" of a Receivable (including an NH Receivable) means, with respect to a Retail Installment Contract, the annual rate of finance charges stated in the related Contract and, with respect to a Lease, the implicit annual rate of finance charges used to determine the periodic rental payments stated in the related Contract, adjusted to reflect an annual yield, compounded monthly.

         "Authorized Officer" means, with respect to the Issuer, any officer of the Trustee who is authorized to act for the Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (in each case as such list may be modified or supplemented from time to time thereafter).

         "Basic Documents" means the Certificate of Trust, the Trust Agreement, the Sale Agreement, the Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Note Depositary Agreement and other documents and certificates delivered in connection therewith.

         "Benefit Plan" is defined in Section 3.4 of the Trust Agreement.

         "Book-Entry Notes" means a beneficial interest in the Notes of a particular Class, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York and The City of Chicago, Illinois are authorized or obligated by law, regulation or executive order to remain closed.

         "Case"  means  Case  Corporation,  a  Delaware  corporation,   and  its
successors and assigns.

         "Case Credit" means Case Credit Corporation, a Delaware corporation, and its successors and assigns.

         "Certificate Balance" equals, initially, $100,000 and, thereafter, equals such amount reduced by all amounts allocable to principal previously distributed to Certificateholders.

         "Certificate Distribution Account" is defined in Section 5.1 of the Trust Agreement.

         "Certificate of Trust" means the Certificate of Trust substantially in the form of Exhibit B to the Trust Agreement to be filed for the Trust pursuant to Section 3810(a) of the Trust Statute.

         "Certificate Pool Factor" means, as of the close of business on any Payment Date, the Certificate Balance divided by the initial Certificate Balance (carried out to the seventh decimal place). The Certificate Pool Factor is
1.0000000 as of the Closing Date, and, thereafter, will decline to reflect reductions in the Certificate Balance.

         "Certificate Register" and "Certificate Registrar" means the register mentioned and the registrar appointed pursuant to Section 3.4 of the Trust Agreement.

         "Certificated Security" has the meaning assigned thereto in Section 8-102(a)(4) of Article 8 of the UCC.

         "Certificateholder" means a Person in whose name a Trust Certificate is registered.

         "Certificateholders' Distributable Amount" means, with respect to any Payment Date, the sum of the Certificateholders' Monthly Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

         "Certificateholders' Interest Distributable Amount" means, with respect to any Payment Date (the "current Payment Date") the sum of (a) interest accrued from and including the preceding Payment Date (or, in the case of the first Payment Date, the Closing Date) to but excluding the current Payment Date at the Pass-Through Rate on the Certificate Balance on the preceding Payment Date after giving effect to all changes therein on such preceding Payment Date, except that during the Funding Period no interest will accrue on the Pre-Funded Percentage of the Certificate Balance, plus (b) the Certificateholders' Interest Shortfall for the current Payment Date.

         "Certificateholders' Interest Shortfall" means, with respect to any Payment Date (the "current Payment Date"), the excess of the Certificateholders' Interest Distributable Amount for the preceding Payment Date over the amount in respect of interest that was actually deposited in the Certificate Distribution Account on such preceding Payment Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from such preceding Payment Date to but excluding the current Payment Date.

         "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any payment date, the excess of (1) the sum of the outstanding principal balances of the Class A Notes and the Class B Notes (after giving effect to payments on the Class A Notes and Class B Notes on such payment date) and the Certificates; provided however, that for purposes of the foregoing calculation any Remaining Pre- Funded Amount shall be deemed to have been withdrawn from the Pre-Funding Account as of the beginning of the Collection Period during which such Remaining Pre-Funded Amount is transferred from the Pre-Funding Account to the Collection Account pursuant to Section 5.7(b) of the Sale and Servicing Agreement, minus (2) 100% of the sum of (x) the Pool Balance, and (y) any amounts on deposit in the Pre- Funding Account; provided, however, in no event shall the Certificateholders' Monthly Principal Distributable Amount exceed the outstanding amount of Certificates.

         "Certificates" means the Trust Certificates (as defined in the Trust Agreement).

         "Class" means any class of Notes.

         "Class A Noteholder" means any holder of a Class A Note.

         "Class A Noteholders' Monthly Principal Distributable Amount" means, with respect to any Payment Date (a) on which any principal of the A-1 Notes remains outstanding as of the related record date, the greater of (1) the aggregate scheduled principal payments on the Receivables received during the related Collection Period and (2) the excess of (x) of sum of the outstanding Principal Balance of the Class A Notes and the Certificates minus (y) 96% of the sum of (I) the Pool Balance and (II) any amounts on deposit in the Pre-Funding Account, in each case as of the end of the immediately preceding Collection Period, and (b) after the Payment Date on which the A-1 Notes have been reduced to zero, the excess of (1) the sum of the outstanding Principal Balance of the Class A Notes and the Certificates minus (2) 96% of the sum of (I) the Pool Balance and (II) any amounts on deposit in the Pre-Funding Account, in each case as of the end of the immediately preceding Collection Period; provided, however, that in no event shall the Class A Noteholders' Monthly Principal Distributable Amount exceed the Outstanding Amount of Class A Notes; and provided further, that for purposes of the foregoing calculation any Remaining Pre-Funded Amount shall be deemed to have been withdrawn from the Pre-Funding Account as of the beginning of the Collection Period during which such Remaining Pre-Funded Amount is transferred from the Pre-Funding Account to the Collection Account pursuant to Section 5.7(b) of the Sale and Servicing Agreement.

         "Class A Notes" means the A-1 Notes, the A-2 Notes, the A-3 Notes and the A-4 Notes.

         "Class B Note" means any of the Issuer's 7.32% Class B Asset Backed Notes.

         "Class B Note Rate" means 7.32% per annum, computed on the basis of a 360-day year of twelve 30-day months.

         "Class B Noteholder" means any holder of a Class B Note.

         "Class B Noteholders' Monthly Principal Distributable Amount" means, with respect to any Payment Date, the excess of (1) the sum of the outstanding Principal Balance of the Class A Notes (after giving effect to payments on the Class A Notes on such Payment Date), the Class B Notes and the Certificates minus (2) 100% of the sum of (x) the Pool Balance, and (y) any amounts on deposit in the Pre-Funding Account, in each case as of the end of the immediately preceding Collection Period; provided, however, in no event shall the Class B Noteholders' Monthly Principal Distributable Amount exceed the Outstanding Amount of the Class B Notes; and provided further, that for purposes of the foregoing calculation any Remaining Pre- Funded Amount shall be deemed to have been withdrawn from the Pre-Funding

Account as of the beginning of the Collection Period during which such Remaining Pre-Funded Amount is transferred from the Pre-Funding Account to the Collection Account pursuant to Section 5.7(b) of the Sale and Servicing Agreement.

         "Class B Note Final Scheduled Maturity Date" means the February 2007 Payment Date.

         "Class Interest Amount" means, with respect to any Payment Date (the "current Payment Date") and any Class of Notes, an amount equal to the sum of
(a) the aggregate amount of interest accrued on that Class of Notes at the applicable Interest Rate from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding the current Payment Date plus (b) the Class Interest Shortfall for that Class of Notes and the current Payment Date.

         "Class Interest Shortfall" means, with respect to any Payment Date (the "current Payment Date") and any Class of Notes, the excess of the Class Interest Amount for the preceding Payment Date over the amount in respect of interest on that Class of Notes that was actually deposited in the Note Distribution Account on such preceding Payment Date, plus interest on such excess, to the extent permitted by law, at a rate per annum equal to the Interest Rate on that Class of Notes, from such preceding Payment Date to but excluding the current Payment Date.

         "Class Principal Distributable Amount" means, with respect to any Class of Class A Notes on a Payment Date, the remainder, if any, of the Class A Noteholders' Monthly Principal Distributable Amount for that Payment Date after subtracting the Class Principal Distributable Amount for each Class of Class A Notes having priority of payment over such Class of Class A Notes; provided that
(a) in no event shall the Class Principal Distributable Amount for any Class exceed the outstanding principal amount of that Class, (b) on the A-1 Note Final Scheduled Maturity Date, the Class Principal Distributable Amount for the A-1 Notes will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Payment Date and allocable to principal) to reduce the outstanding principal amount of the A-1 Notes to zero and (c) on the applicable final scheduled maturity date, the Class Principal Distributable Amount for each other Class of Class A Notes will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Payment Date and allocable to principal) to reduce the outstanding principal amount of such Class of Notes to zero. For purposes of the foregoing, the various Classes of Class A Notes shall have the following priority (beginning with the highest priority and descending to the lowest): the A-1 Notes, the A-2 Notes, the A-3 Notes and the A-4 Notes.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act that has been designated as the "Clearing Agency" for purposes of the Indenture.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means March 16, 2000.

         "CNH Global" means CNH Global N.V., a company organized in the Kingdom of The Netherlands, and its successors and assigns.

         "CNHR" means CNH Receivables Inc., a Delaware corporation, and its successors in interest to the extent permitted hereunder.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

         "Collateral" is defined in the Granting Clause of the Indenture.

         "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.1(a) of the Sale and Servicing Agreement.

         "Collection Period" means, with respect to any Payment Date, the period from and including the end of the preceding Collection Period (or, if for the first Payment Date, the day after the Initial Cutoff Date) to and including the last day of the calendar month preceding the calendar month in which the Payment Date occurs.

         "Commission" means the Securities and Exchange Commission.

         "Contract" means a Retail Installment Contract or a Lease.

         "Contract Value" means, with respect to any day (including the Initial Cutoff Date or any Subsequent Cutoff Date), the sum of (a) the present value of the future Scheduled Payments discounted monthly at an annual rate equal to (i) in the case of any Contract transferred on the Closing Date, the Initial Cutoff Date APR and (ii) in the case of any Contract transferred on a Subsequent Transfer Date, the applicable Subsequent Cutoff Date APR, plus (b) the amount of any past due payments. There shall be deemed to be no Scheduled Payments due on a Liquidated Receivable.

         "Control" with respect to any Federal Book Entry Security, the Indenture Trustee shall have obtained control if:

                  (i) the Indenture Trustee is a participant in the book entry system maintained by the Federal Reserve Bank that is acting as fiscal agent for the issuer of such Federal Book Entry Security, and such Federal Reserve Bank has indicated by book entry that such Federal Book Entry Security has been credited to the Indenture Trustee's securities account in such book entry system; or

                  (ii) (a) the Indenture Trustee (1) is registered on the records of a Securities Intermediary as the person having a Securities Entitlement in respect of such Federal Book Entry Security against such Securities Intermediary; or (2) has obtained the agreement, in writing, of the Securities Intermediary for such Securities Entitlement that such Securities Intermediary will comply with Entitlement Orders of the Indenture Trustee without further consent of any other Person; and (b) the Securities Intermediary is a participant in the book entry system maintained by the Federal Reserve Bank that is acting as fiscal agent for the issuer of such Federal Book Entry Security; and (c) such Federal Reserve Bank has indicated by book entry that such Federal Book Entry Security has been credited to the Securities Intermediary's securities account in such book entry system.

         "Corporate Trust Office" means, (a) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the Indenture is located at 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606, Attention: Indenture Trust Administration (facsimile no. (312) 461-3525); or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Seller, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Seller), and (b) with respect to the Trustee, the principal corporate trust office of the Trustee located at 101 Barclay Street, Floor 12E, New York, New York 10286, Attention: Corporate Trust Administration - Asset Backed Finance Unit; or at such other address as the Trustee may designate from time to time by notice to the Certificateholders and the Depositor, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Certificateholders and the Depositor).

         "Dealer" means the dealer (which may include retail outlets owned by Case, or, in whole or in part, by New Holland North America, Inc.) or broker who originated and assigned the respective Receivable to Case Credit or NH Credit, as applicable, under a Dealer Agreement.

         "Dealer Agreement" means the retail financing agreement, warranty agreement or other agreement between the applicable Dealer and Case Credit or NH

Credit, as applicable, which governs the terms of sales of Receivables from that Dealer to Case Credit or NH Credit, as applicable.

         "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

         "Definitive Notes" is defined in Section 2.10 of the Indenture.

         "Delivery" means, when used with respect to Trust Account Property:

                  (i) with respect to a Certificated Security, transfer of such Certificated Security to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian, endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank; and

                  (ii) with respect to any such Trust Account Property that constitutes an Uncertificated Security (including any investments in money market mutual funds, but excluding any Federal Book Entry Security), (A) registration of the Indenture Trustee as the registered owner by the issuer, or (B) satisfaction of the requirements for obtaining "control" pursuant to Section 8-106(c)(2) of Article 8 of the UCC.

         "Depositor" means the Seller in its capacity as Depositor under the Trust Agreement.

         "Determination Date" means, with respect to any Transfer Date, the second Business Day prior to such Transfer Date.

         "Either/or Lease" means any Lease with a Termination Value of greater than 10% of the purchase price of the Financed Equipment subject to such Lease.

         "Eligible Deposit Account" means either: (a) a segregated account with an Eligible Institution or any other segregated account, the deposit of funds in which satisfies the Rating Agency Condition or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

         "Eligible Institution" means: (a) the corporate trust department of the Indenture Trustee or the Trustee or (b) a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), which:(i) has either a long-term or short-term senior unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

         "Eligible   Investments"   mean   book-entry   securities,   negotiable
instruments or securities represented by instruments in bearer or registered form that evidence:

                  (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                  (b) demand deposits,  time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

                  (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

                  (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee or the Trustee or any of their respective Affiliates is investment manager or advisor); provided, that during the Funding Period no investments in money market funds shall be made with funds in any Trust Account other than the Collection Account;

                  (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b);

                  (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause
         (b); and

                  (g) any other investment permitted by each of the Rating Agencies as set forth in writing delivered to the Indenture Trustee; provided, that investments described in clauses (d) and (g) shall be made only so long as making such investments will not require the Issuer to register as an investment company under the Investment Company Act of 1940, as amended.

         "Entitlement Order" has the meaning assigned thereto in Section 8-102(a)(8) of Article 8 of the UCC.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default" is defined in Section 5.1 of the Indenture.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

         "Expected Excess Spread" means, with respect to each Subsequent Cutoff Date, an amount determined by the Servicer to represent excess cash flows from the Receivables that can reasonably be expected to be available to cover the amounts described in clause (a) of the definition of Required Principal Supplement Account Balance, provided that each Rating Agency has confirmed that use of such amount determined by the Servicer in calculating the Required Principal Supplement Account Balance for such Subsequent Transfer Date will not result in a withdrawal or downgrade of its rating of any Class of Notes.

         "Expenses" is defined in Section 8.2 of the Trust Agreement.

         "Federal Book Entry Security" means an obligation (i) issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association, or any other direct obligation of, or obligation fully guaranteed as to timely payment or principal and interest by, the United States of America, that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, and (ii) the perfection of a security interest in which is governed pursuant to federal regulations by Article 8 of the UCC.

         "FDIC"  means  the  Federal  Deposit   Insurance   Corporation  or  any
successor.

         "Final Scheduled Maturity Date" means the February 2007 Payment Date.

         "Financed Equipment" means property, including any over-the-road trucks and trailers, agricultural, construction, forestry or other equipment, together with all accessions thereto, securing an Obligor's indebtedness under a Retail Installment Contract, or subject to a Lease.

         "Financial   Asset"  has  the  meaning   assigned  thereto  in  Section
8-102(a)(9) of Revised Article 8.

         "First-Tier Case Assignment" means the document of assignment attached to the Purchase Agreement as Exhibit A.

         "First-Tier Case Subsequent Transfer Assignment" is defined in Section 4.1(b)(i) of the Purchase Agreement.

         "First-Tier NH Assignment" means the document of assignment attached to the Sale Agreement as Exhibit A.

         "First-Tier NH Subsequent Transfer Assignment" is defined in Section 4.1(b)(i) of the Sale Agreement.

         "Funding Period" means the period from and including the Closing Date and ending on the earliest of: (a) the Determination Date on which the amount on deposit in the Pre-Funding Account (after giving effect to any transfers therefrom in connection with the transfer of Subsequent Receivables to the Issuer on or before such Determination Date) is less than $100,000, (b) the date on which an Event of Default or a Servicer Default occurs, (c) the date on which an Insolvency Event occurs with respect to the Seller or the Servicer and (d) the close of business on the September 2000 Payment Date.

         "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a Lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture, and other forms of the verb "to Grant" shall have correlative meanings. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "Harris" means Harris Trust and Savings Bank, an Illinois banking corporation.

         "Holder"  means (a) with respect to a Note,  the Person in whose name a
Note is registered on the Note Register and (b) with respect to a Certificate, a Certificateholder, as the context may require.

         "Indemnified Parties" is defined in Section 8.2 of the Trust Agreement.

         "Indenture" means the Indenture, dated March 1, 2000, between the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

         "Indenture Trustee" means Harris Trust and Savings Bank, an Illinois banking corporation, not in its individual capacity but solely as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

         "Independent" means, when used with respect to any specified Person, that the Person: (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing Persons,
(b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

         "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

         "Initial Certificate Balance" means the amount specified as the Initial Certificate Balance in a letter of instruction from the Depositor to the Trustee.

         "Initial Class B Percentage" means 4%, which is the percentage equivalent of (a) the initial balance of the Class B Notes divided by (b) the Pool Balance as of the Initial Cutoff Date plus the Pre-Funded Amount as of the Closing Date.

         "Initial Cutoff Date" means February 29, 2000.

         "Initial Cutoff Date APR" means 8.50%, which is an annual rate that exceeds the weighted average APR of the Initial Receivables as of the Initial Cutoff Date.

         "Initial NH Receivable" means any Contract included in the schedule delivered by NH Credit to Case Credit on the Closing Date (which schedule may be in the form of microfiche).

         "Initial Pool Balance" means: (i) the Pool Balance as of the Initial Cutoff Date, which is $722,183,687.46 plus (ii) the aggregate Contract Value of all Subsequent Receivables sold to the Issuer as of their respective Subsequent Cutoff Dates.

         "Initial Receivable" means any Contract included in the schedule delivered by the Servicer to the Trustee on the Closing Date (which schedule may be in the form of microfiche).

         "Insolvency Event" means, with respect to a specified Person: (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days, or (b) the commencement by such Person of a voluntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         "Instruments" has the meaning assigned thereto in Section 9-105(l)(i) of Article 9 of the UCC.

         "Interest Rate" means (a) as to the A-1 Notes, the A-1 Note Rate, (b) as to the A-2 Notes, the A-2 Note Rate, (c) as to the A-3 Notes Class, the A-3 Note Rate, (d) as to the A-4 Notes, the A-4 Note Rate and (e) as to the Class B Notes, the Class B Note Rate.

         "Investment Earnings" means, with respect to any Payment Date, the interest and other investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on the related Transfer Date pursuant to Section 5.1(b) of the Sale and Servicing Agreement.

         "Investment Property" is defined in Section 9-115(1)(f) of the UCC.

         "Issuer" means CNH Equipment Trust 2000-A until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

         "Issuer Order" and "Issuer Request" means a written order or request, respectively, signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

         "Lease" means a lease of agricultural, construction or forestry equipment.

         "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the related Receivable by operation of law as a result of any act or omission by the related Obligor.

         "Liquidated Receivable" means any Receivable liquidated by the Servicer through the sale or other disposition of the related Financed Equipment or that the Servicer has, after using all reasonable efforts to realize upon the Financed Equipment, determined to charge off without realizing upon the Financed Equipment.

         "Liquidation Proceeds" means, with respect to any Liquidated Receivable, the moneys collected in respect thereof from whatever source (including the proceeds of insurance policies with respect to the related Financed Equipment or Obligor and payments made by a Dealer pursuant to the related Dealer Agreement with respect to such Receivable (other than amounts paid from Dealer reserve accounts maintained with Case Credit)), other than Recoveries, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable.

         "Liquidity Receivables Purchase Agreement" is defined in the Recitals of the Purchase Agreement.

         "Maximum Negative Carry Amount" means the product of:(i) the difference between:(a) the weighted average of the interest rates on the A-1 Notes, the A-2 Notes, the A-3 Notes, the A-4 Notes and the Class B Notes, minus (b) 2.5%, multiplied by (ii) the Note Percentage of the amount on deposit in the Pre-Funding Account multiplied by (iii) the fraction of a year represented by the number of days until the expected end of the Funding Period (calculated on the basis of a 360-day year of twelve 30-day months).

         "Moody's" means Moody's Investors Service, Inc., or its successor.

         "Negative  Carry  Account"  means  the  account   designated  as  such,
established and maintained pursuant to Section 5.1(a) of the Sale and Servicing Agreement.

         "Negative Carry Account Initial Deposit" means $9,309,838.30.

         "Negative Carry Amount" means an amount for each Collection Period calculated by the Servicer as the difference (if positive) between: (a) the product of: (i) the sum of the Class Interest Amounts for each Class of Notes multiplied by (ii) the Pre-Funded Percentage as of the immediately prior Payment Date (or, in the case of the first Payment Date, the Closing Date) minus (b) the Pre-Funding Account Investment Earnings.

         "NH Credit" means New Holland Credit Company, LLC, a Delaware limited liability company, and its successors and assigns.

         "NH Receivable" means, collectively, any Contract listed on the Third-Tier NH Assignment and each Third-Tier NH Subsequent Transfer Assignment.

         "Note Balance" means the aggregate Outstanding Amount of the Notes from time to time.

         "Note Depository Agreement" means the agreement among the Issuer, the Indenture Trustee, the Administrator and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date.

         "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.1(a) of the Sale and Servicing Agreement.

         "Note Owner" means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with the Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of the Clearing Agency).

         "Note Percentage" means the percentage equivalent to a fraction the numerator of which is the Note Balance and the denominator of which is the sum of the Note Balance and the Certificate Balance.

         "Note Pool Factor" means, as of the close of business on any Payment Date with respect to any Class of Notes, the Outstanding Amount of that Class of Notes divided by the original Outstanding Amount of that Class of Notes (carried out to the seventh decimal place). The Note Pool Factor for each Class will be
1.0000000 as of the Closing Date, and, thereafter, will decline to reflect reductions in the Outstanding Amount of the Notes.

         "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.4 of the Indenture.

         "Noteholders"   means  the  Class  A   Noteholders   and  the  Class  B
Noteholders.

         "Noteholders' Distributable Amount" means, with respect to any Payment Date, the sum of: (a) the Class Interest Amount for each Class of Notes, (b) the Class Principal Distributable Amount for each Class of Class A Notes, and (c) the Class B Noteholders' Monthly Principal Distributable Amount.

         "Notes" means the Class A Notes and the Class B Notes.

         "Obligor" on a Receivable means the purchaser or co-purchasers or lessee or co-lessees of the Financed Equipment and any other Person who owes payments under the Receivable (including, with respect to the Termination Value, the related Dealer).

         "Officers' Certificate" means a certificate signed by at least one of the Chairman of the Board, the President, the Vice Chairman of the Board, an Executive Vice President, any Vice President, a Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Seller or the Servicer, as appropriate.

         "Opinion of Counsel" means a written opinion of counsel (who may, except as otherwise expressly provided in this Agreement, be an employee of or counsel to the Seller or the Servicer), which counsel and opinion shall be acceptable to the Indenture Trustee, the Trustee or the Rating Agencies, as applicable.

         "Originator" means Case Credit Corporation, a Delaware corporation, its successors and assigns.

         "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

                  (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

                  (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture); and

                  (iii) Notes in exchange for or in lieu of other Notes that have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee actually knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

         "Outstanding Amount" means the aggregate principal amount of all Notes, or Class of Notes, as applicable, Outstanding at the date of determination.

         "Owned Contracts" is defined in the Recitals of the Purchase Agreement.

         "Pass-Through Rate" means 7.32% per annum, computed on the basis of a 360-day year of twelve 30-day months.

         "Paying Agent" means (a) with respect to the Notes, the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and the Note Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuer, and (b) with respect to the Certificates, any paying agent or co-paying agent appointed pursuant to Section
3.9 of the Trust Agreement, and shall initially be The Bank of New York.

         "Payment Date" means, with respect to each Collection Period, the fifteenth day of the calendar month following the end of that Collection Period, or, if such day is not a Business Day, the next Business Day, commencing on April 17, 2000; provided, however, that interest and principal on the A-1 Notes will also be paid on April 9, 2001 if any A-1 Notes remain outstanding after the March 2001 Payment Date.

         "Person" means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Pool Balance" means, at any time, the sum of the aggregate Contract Values of the Receivables as of the beginning of a Collection Period, after giving effect to all payments received from Obligors and Purchase Amounts to be remitted by the Servicer or the Seller, as the case may be, with respect to the preceding Collection Period and all Realized Losses on Receivables liquidated during such preceding Collection Period.

         "Precomputed Receivable" means any Receivable under which the portion of a payment allocable to earned interest (which may be referred to in the related Contract as an add-on finance charge) and the portion allocable to the Amount Financed are determined according to the sum of periodic balances, the sum of monthly payments or any equivalent method or are monthly actuarial receivables.

         "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

         "Pre-Funded Amount" means, with respect to any date, the amount on deposit in the Pre-Funding Account on such date.

         "Pre-Funded Percentage" means, for each Collection Period, the quotient (expressed as a percentage) of: (i) the Pre-Funded Amount divided by (ii) the sum of the Pool Balance and the Pre-Funded Amount, after taking into account all transfers of Subsequent Receivables during such Collection Period.

         "Pre-Funding Account" means the account designated as such, established and maintained pursuant to Section 5.1(a) of the Sale and Servicing Agreement.

         "Pre-Funding Account Investment Earnings" means, with respect to any Payment Date, the interest and other investment earnings (net of losses and investment expenses) on amounts on deposit in the Pre-Funding Account to be deposited into the Collection Account on the related Transfer Date pursuant to
Section 5.1(b) of the Sale and Servicing Agreement.

         "Principal Balance" of a Receivable, as of the close of business on the last day of a Collection Period, means the Amount Financed minus the sum of: (i) that portion of all Scheduled Payments due on or prior to such day allocable to principal using (x) in the case of a Precomputed Receivable, the actuarial or constant yield method and (y) in the case of a Simple Interest Receivable, the simple interest method, (ii) any refunded portion of insurance premiums included in the Amount Financed, (iii) any payment of the Purchase Amount with respect to the Receivable allocable to principal and (iv) any prepayment in full or any partial prepayments applied to reduce the Principal Balance of the Receivable.

         "Principal Supplement Account" means the account designated as such, established and maintained pursuant to Section 5.1(a) of the Sale and Servicing Agreement.

         "Principal Supplement Account Deposit" means, with respect to each Subsequent Transfer Date, an amount equal to the Required Principal Supplement Account Balance applicable to such Subsequent Transfer Date minus any amount then on deposit in the Principal Supplement Account.

         "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

         "Prospectus"   means  the  Prospectus  dated  March  6,  2000  and  the
Prospectus Supplement dated March 9, 2000, relating to the Notes.

         "Purchase Agreement" means the Purchase Agreement dated as of March 1, 2000, between the Seller and the Originator, as the same may be amended and supplemented from time to time, which term shall also include, as the context requires, the Liquidity Receivables Purchase Agreement.

         "Purchase Amount" means, as of the close of business on the last day of a Collection Period, an amount equal to the Contract Value of the applicable Contract, as of the first day of the immediately following Collection Period (or, with respect to any applicable Contract that is a Liquidated Receivable, as of the day immediately prior to such Contract becoming a Liquidated Receivable less any Liquidation Proceeds actually received by the Issuer) plus interest accrued and unpaid thereon as of such last day at a rate per annum equal to: (a) in the case of any Contract transferred on the Closing Date, the Initial Cutoff Date APR and (b) in the case of any Contract transferred or a Subsequent Transfer Date, the applicable Subsequent Cutoff Date APR.

         "Purchased Contracts" is defined in the Recitals of the Purchase Agreement.

         "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to
Section 4.6 of the Sale and  Servicing  Agreement  or by the Seller  pursuant to
Section 3.2 of the Sale and Servicing Agreement, or as of the first day of a Collection Period by the Servicer pursuant to Section 9.1(a) of the Sale and Servicing Agreement.

         "Purchaser" means CNH Receivables Inc., a Delaware corporation, its successors and assigns.

         "Rating Agency" means each of Moody's and Standard & Poor's. If either of such organizations or its successor is no longer in existence, the Seller shall designate a nationally recognized statistical rating organization or other comparable Person as a substitute Rating Agency, notice of which designation shall be given to the Indenture Trustee, the Trustee and the Servicer.

         "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer, the Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of any Class of the Notes.

         "Realized Losses" means the excess of the Principal Balance of Liquidated Receivable plus accrued but unpaid interest thereon over Liquidation Proceeds.

         "Receivable"   means,   collectively,   any  Contract   listed  on  the
Second-Tier Case Assignment and each Second-Tier Case Subsequent Transfer Assignment.

         "Receivable Files" means the documents specified in Section 3.3 of the Sale and Servicing Agreement.

         "Record Date" means, with respect to a Payment Date or Redemption Date, the close of business on the fourteenth day of the calendar month in which such Payment Date or Redemption Date occurs, or, if Definitive Notes are issued, the close of business on the last day of the calendar month preceding the month of such Payment Date, whether or not such day is a Business Day, or if Definitive Notes were not outstanding on such date, the date of issuance of the Definitive

Notes; provided, however, that a special Record Date of April 8, 2001 will apply for the special Payment Date relating to the A-1 Notes.

         "Recoveries" means, with respect to any Liquidated Receivable, monies collected in respect thereof, from whatever source (other than from the sale or other disposition of the Financed Equipment), after such Receivable became a Liquidated Receivable.

         "Redemption Date" means the Payment Date specified by the Servicer or the Issuer pursuant to Section 10.1(a) or (b) of the Indenture, as applicable.

         "Redemption Price" means the unpaid principal amount of the Notes redeemed, plus accrued and unpaid interest thereon at the applicable interest rate to but excluding the Redemption Date.

         "Registered Holder" means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

         "Remaining  Pre-Funded  Amount"  has the  meaning  assigned  thereto in
Section 5.7(b) of the Sale and Servicing Agreement.

         "Required Negative Carry Account Balance" means, as of the beginning of each Collection Period, an amount equal to the lesser of: (a) the Negative Carry Account Initial Deposit minus all previous withdrawals from the Negative Carry Account and (b) the Maximum Negative Carry Amount as of such day.

         "Required Principal Supplement Account Balance" means, with respect to each Subsequent Cutoff Date, the excess, if any, of (a) an amount equal to the difference (if positive) between (x) the Contract Value of the Receivables and
(y) the aggregate of the contractual payoff amounts for each Receivable (as specified by the Servicer for each Receivable in the applicable Schedule of Receivables), in each case, as of the end of the prior collection period (or the applicable Subsequent Transfer Cutoff Date for Subsequent Receivables being transferred on that Subsequent Transfer Date), over (b) the Expected Excess Spread.

         "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary or Assistant Secretary, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Retail Installment Contract" means an equipment retail installment contract secured by Financed Equipment.

         "Sale Agreement" means the Sale Agreement dated as of March 1, 2000, between NH Credit and Case Credit, as the same may be amended or supplemented from time to time.

         "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of March 1, 2000, among the Issuer, the Seller and the Servicer.

         "Sale Proceeds" is defined in Section 9.1(b) of the Sale and Servicing Agreement.

         "Schedule of NH Receivables" means, collectively, the listing of the NH Receivables attached to the First-Tier NH Assignment, the Second-Tier NH Assignment and the Third-Tier NH Assignment, and the listing of NH Receivables attached to each First-Tier NH Subsequent Transfer Assignment, Second-Tier NH Subsequent Transfer Assignment and Third-Tier NH Subsequent Transfer Assignment.

         "Schedule of Receivables" means, collectively, the listing of the Receivables attached to the First-Tier Case Assignment and Second-Tier Case
Assignment, and the listings of Receivables attached to each First-Tier Case Subsequent Transfer Assignment and Second-Tier Case Subsequent Transfer Assignment.

         "Scheduled Payment" on a Receivable means that portion of the payment required to be made by the Obligor during any Collection Period sufficient to amortize the Principal Balance under (x) in the case of a Precomputed Receivable, the actuarial method or (y) in the case of a Simple Interest Receivable, the simple interest method, in each case, over the term of the Receivable and to provide interest at the APR, provided that Termination Values shall also constitute Scheduled Payments.

         "Second-Tier  Case  Assignment"  has the  meaning  assigned  thereto in
Section 2.1 of the Sale and Servicing Agreement.

         "Second-Tier Case Subsequent Transfer Assignment" has the meaning assigned thereto in Section 2.2(b)(i) of the Sale and Servicing Agreement.

         "Secretary of State" means the Secretary of State of the State of Delaware.

         "Securities Account" has the meaning assigned thereto in Section 8-501(a) of Article 8 of the UCC.

         "Securities Entitlement" has the meaning assigned thereto in Section 8-102(a)(17) of Article 8 of the UCC.

         "Securities Intermediary" is defined in Section 8-102(a)(14) of Article 8 of the UCC.

         "Seller" means CNH Receivables Inc., a Delaware corporation, and its successors in interest to the extent permitted hereunder.

         "Servicer" means Case Credit, as the Servicer of the Receivables, and each successor to Case Credit (in the same capacity) pursuant to Section 7.3 or
8.2 of the Sale and Servicing Agreement.

         "Servicer Default" means an event specified in Section 8.1 of the Sale and Servicing Agreement.

         "Servicer's Certificate" means an Officers' Certificate of the Servicer delivered pursuant to Section 4.8 of the Sale and Servicing Agreement, substantially in the form of Exhibit C thereto.

         "Servicing Fee" means the fee payable to the Servicer for services rendered during the respective Collection Period, determined pursuant to Section
4.7 of the Sale and Servicing Agreement.

         "Simple Interest Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined by allocating a fixed level payment between principal and interest, such that such payment is allocated first to the accrued and unpaid interest at the Annual Percentage Rate for such Receivable on the unpaid principal balance and the remainder of such payment is allocable to principal.

         "Specified Spread Account Balance" means, with respect to any Payment Date, the lesser of (a) 2.00% of the Initial Pool Balance and (b) the Note Balance.

         "Spread Account" means the account designated as such, established and maintained pursuant to Section 5.1(a) of the Sale and Servicing Agreement.

         "Spread Account Initial Deposit" means, initially, $14,443,673.75 and, with respect to each Subsequent Transfer Date, cash or Eligible Investments having a value approximately equal to 2.00% of the aggregate Contract Value of the Subsequent Receivables conveyed to the Issuer on such Subsequent Transfer Date.

         "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor.

         "State" means any one of the 50 states of the United States of America or the District of Columbia.

         "Subsequent Case Credit Purchase Price" is defined in Section 2.5(b) of the Sale Agreement.

         "Subsequent   Cutoff  Date"  means,  with  respect  to  any  Subsequent
Receivables, the close of business on the last day of the calendar month preceding the related Subsequent Transfer Date.

         "Subsequent Cutoff Date APR" means, with respect to any Subsequent Cutoff Date, the Initial Cutoff Date APR or such higher annual rate specified by the Servicer, which in any case exceeds the weighted average APR of the Subsequent Receivables being purchased as of such Subsequent Cutoff Date.

         "Subsequent NH Receivables" means the NH Receivables transferred to Case Credit pursuant to Section 2.2 of the Sale Agreement, which shall be listed on Schedule A to the related First-Tier NH Subsequent Transfer Assignment.

         "Subsequent Receivables" means the Receivables transferred to the Issuer pursuant to Section 2.2 of the Sale and Servicing Agreement, which shall be listed on Schedule A to the related Second-Tier Case Subsequent Transfer Assignment.

         "Subsequent Transfer Date" means (i) with respect to a Subsequent Receivable, any Business Day during the Funding Period on which Subsequent
Receivables are to be transferred to the Issuer and a Second-Tier Case Subsequent Transfer Assignment is executed and delivered to the Trustee and the Indenture Trustee pursuant to Section 2.2 of the Sale and Servicing Agreement, or (ii) with respect to a Subsequent NH Receivable, any Business Day during the Funding Period on which Subsequent NH Receivables are to be transferred to Case Credit and a First-Tier NH Subsequent Transfer Assignment is executed and delivered to Case Credit pursuant to Section 2.2 of the Sale Agreement, which in the case of clauses (i) and (ii) above may be the same day.

         "Successor Servicer" is defined in Section 3.7(e) of the Indenture.

         "Termination Value" means, the "Termination Value" (if any) payable by a lessee or Dealer pursuant to the applicable Lease.

         "TIA" means the Trust Indenture Act.

         "Total Distribution Amount" means, with respect to any Payment Date, the aggregate amount of collections on or with respect to the Receivables (including collections received after the end of the preceding calendar month on any Subsequent

Receivables added to the Trust after the end of that preceding calendar month and on or before that Payment Date) with respect to the related Collection Period plus the Negative Carry Amount for such Collection Period. Collections on or with respect to the Receivables include all payments made by or on behalf of the Obligors (including any late fees, prepayment charges, extension fees and other administrative fees or similar charges allowed by applicable law with respect to the Receivables), any proceeds from insurance policies covering the Financed Equipment or related Obligor, Liquidation Proceeds, the Purchase Amount of each Receivable that became a Purchased Receivable in respect of the related Collection Period (to the extent deposited into the Collection Account), Investment Earnings for such Payment Date, payments made by a Dealer pursuant to its obligation (if any) to pay the Termination Value pursuant to the related Lease and pursuant to the related Dealer Agreement with respect to such Receivable (other than amounts paid from Dealer reserve accounts maintained with Case Credit) and the Remaining Pre-Funded Amount, on the Payment Date specified in Section 5.7(b) of the Sale and Servicing Agreement; provided, however, that the Total Distribution Amount shall not include: (i) all payments or proceeds (including Liquidation Proceeds) of any Receivables the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period,
(ii) any Recoveries or (iii) amounts released from the Pre- Funding Account.

         "Transfer Date" means the Business Day preceding the fifteenth day of each calendar month.

         "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References to specific provisions of proposed or temporary regulations shall include analogous
provisions  of  final   Treasury   Regulations  or  other   successor   Treasury
Regulations.

         "True Lease Equipment" means the Financed Equipment subject to an Either/or Lease that is properly characterized as a true lease, rather than a lease intended as security, within the meaning of Section 1-201(37) of the UCC.

         "Trust" means the Issuer.

         "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

         "Trust Accounts" has the meaning assigned thereto in Section 5.1(b) of the Sale and Servicing Agreement.

         "Trust Agreement" means the Trust Agreement dated as of March 1, 2000, between the Seller and the Trustee, as the same may be amended and supplemented from time to time.

         "Trust Certificate" means a certificate evidencing the beneficial interest of a Certificateholder in the Trust, substantially in the form of Exhibit A to the Trust Agreement.

         "Trust Estate" means (a) with respect to the Indenture, all the money, instruments, rights and other property that are subject or intended to be subject to the Lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof, and (b) with respect to the Trust Agreement, all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and the Certificate Distribution Account and all other property of the Trust from time to time, including any rights of the Trustee and the Trust pursuant to the Sale and Servicing Agreement and the Administration Agreement.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as in force on the date of the Indenture unless otherwise specifically provided.

         "Trust Officer" means, in the case of the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and, with respect to the Trustee, any officer in the
Corporate Trustee Administration Department of the Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Trustee.

         "Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss. 3801 et seq., as the same may be amended from time to time.

         "Trustee" means The Bank of New York, a New York banking corporation, not in its individual capacity but solely as trustee under the Trust Agreement, and any successor Trustee thereunder.

         "Uncertificated Security" has the meaning assigned thereto in Section 8- 102(a)(18) of Article 8 of the UCC.

         "UCC" means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

         "Underwriting Agreement" means the Underwriting Agreement, dated March 9, 2000, among Salomon Smith Barney Inc., as representative of the several underwriters named therein, the Purchaser and Case Credit.